As filed with the Securities and Exchange Commission on May 17, 1996
                                         Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          HEALTH O METER PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   36-3635286
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                24700 Miles Road
                           Bedford Heights, Ohio 44146
          (Address of principal executive offices, including zip code)

                           --------------------------


                          HEALTH O METER PRODUCTS, INC.
                            1992 STOCK INCENTIVE PLAN

                          HEALTH O METER PRODUCTS, INC.
                      1995 STOCK OPTION AND INCENTIVE PLAN


                            (Full title of the plans)
                            -------------------------


                                             Copy to:
Peter C. McC. Howell
Chairman and Chief Executive Officer         Thomas F. McKee, Esq.
Health o meter Products, Inc.                Calfee, Halter & Griswold
24700 Miles Road                             1400 McDonald Investment Center
Bedford Heights, Ohio 44146                  800 Superior Avenue
(216) 464-4000                               Cleveland, Ohio  44114-2688
                                             (216) 622-8200

     (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
 Title of                                               maximum                 maximum
securities                          Amount              offering                aggregate               Amount of
  to be                             to be                price                  offering               registration
registered                        registered           per share (1)            price (1)                  fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock,                      970,000           $ 5.875               $5,698,750                 $1,966
par value                          shares
$.01 per share
- ----------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          -----------------------------------------------

          The following documents of Health o meter Products, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1995;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ending December 31, 1995 and March 31, 1996;

          3. The Company's definitive Proxy Statement used in connection with its Annual Meeting of Stockholders held on March 7, 1996; and

          4. The Company's Form 8-A Registration Statement with respect to its shares of Common Stock.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses

(including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjusted to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director, officer, employee or agent of a corporation had been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under such Section 145.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation in its original certificates of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or deriving an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Article Tenth of the Registrant's Amended and Restated Certificates of Incorporation contains such a provision.

          Article 10 of the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Registrant, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware. The Amended and Restated BY-laws also permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS
          --------

          See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.   UNDERTAKINGS
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Heights, State of Ohio, this 17th day of May, 1996.

                                     HEALTH O METER PRODUCTS, INC.



                                     By:  /S/PETER C. McC. HOWELL
                                          ------------------------------------
                                          Peter C. McC. Howell
                                          Chairman and Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Peter C. McC. Howell, S. Donald McCullough and Thomas F. McKee, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 17, 1996.


         Signature                                Title
         ---------                                -----


/S/PETER C. McC. HOWELL             Chairman, Chief Executive Officer and
- -------------------------------     Director (Principal Executive Officer)
Peter C. McC. Howell

/S/ REMIGIJUS BELZINSKAS            Remigijus Belzinskas, Controller
- -------------------------------     (Principal Accounting and Financial
Remigijus Belzinskas                Officer)


                                    Director
- -------------------------------
Thomas H. Lee


/S/ ROBERT W. MILLER                Director
- -------------------------------
Robert W. Miller


/S/THOMAS R. SHEPHERD               Director
- -------------------------------
Thomas R. Shepherd


/S/SCOTT A. SCHOEN                  Director
- -------------------------------
Scott A. Schoen

/S/WILLIAM P. CARMICHAEL            Director
- -------------------------------
William P. Carmichael


/S/LAWRENCE ZALUSKY                 Director
- -------------------------------
Lawrence Zalusky


/S/FRANK E. VAUGHN                  Director
- -------------------------------
Frank E. Vaughn

                          Calfee, Halter & Griswold
                       1400 McDonald Investment Center
                             800 Superior Avenue
                            Cleveland, Ohio  44114




                                  May 17, 1996



Health o meter Products, Inc.
24700 Miles Road
Bedford Heights, Ohio  44146

                  We are familiar with the proceedings taken and proposed to be taken by Health o meter Products, Inc., a Delaware corporation (the "Company"), with respect to: (i) 220,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to be issued from time to time upon the exercise of stock options granted pursuant to the Company's 1992 Stock Incentive Option Plan (the "1992 Plan"); and (ii) 750,000 shares of Common Stock of the Company to be issued from time to time upon the exercise of stock options and stock appreciation rights granted pursuant to the Company's 1995 Stock Option and Incentive Plan (the "1995 Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of 970,000 shares of Common
Stock under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Common Stock, when issued and sold upon the exercise of the options and stock appreciation rights pursuant to the terms and conditions of the 1992 Plan and the 1995 Plan, will be duly authorized and validly issued, fully paid and nonassessable.

                  We are admitted to the practice of law solely in the State of Ohio. The opinions expressed in this letter are limited to matters of Ohio law, Delaware general corporate law and United States federal law.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond that expressly stated herein. This opinion is furnished to you and is solely for your benefit. No other person or entity may rely upon the opinion set forth herein without the prior written consent of the undersigned.

                                             Respectfully submitted,



                                             CALFEE, HALTER & GRISWOLD

                                                                  EXHIBIT  23.1

The Board of Directors
Health o meter Products, Inc.


                  We consent to incorporation by reference in the Registration Statement on Form S-8 of Health o meter Products, Inc. and its subsidiary of our report dated December 12, 1995, relating to the consolidated balance sheets of Health o meter Products, Inc. and its subsidiary as of October 1, 1995 and October 2, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended October 1, 1995 and all related schedules, which report appears in the October 1, 1995 annual report on Form 10-K of Health o meter Products, Inc. and its subsidiary.



KPMG Peat Marwick LLP
Cleveland, Ohio
May 17, 1996

                                                                  EXHIBIT  23.2




                  We consent to the incorporation by reference in the Registration Statement (Form S-8) dated May 17, 1996, pertaining to the Health
o meter Products, Inc. 1992 Stock Incentive Plan and the Health o meter Products, Inc. 1995 Stock Option and Incentive Plan of our report dated February 21, 1994, with respect to the financial statements and schedules of Health o meter Products, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



Arthur Andersen LLP
Chicago, Illinois
May 17, 1996

                                                                  EXHIBIT  23.3



                               CONSENT OF COUNSEL


                  The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                  EXHIBIT  24.1



                          HEALTH O METER PRODUCTS, INC.

                                POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS, that Health o meter Products, Inc. hereby constitutes and appoints Peter C. McC. Howell, S. Donald McCullough, Richard C. Adamany, and Thomas F. McKee,, or any one of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Bedford Heights, Ohio on May 17, 1996.

                                    HEALTH O METER PRODUCTS, INC.



                                    By: /S/PETER C. McC. HOWELL
                                        ----------------------------------
                                          Peter C. McC. Howell
                                          Chairman and Chief Executive Officer

                                                                  EXHIBIT  24.1
                                                                    (Continued)



                          HEALTH O METER PRODUCTS, INC.

                              Certified Resolution


                  I, KATHRYN K. VANDERWIST, Assistant Secretary of Health o meter Products, Inc., a Delaware corporation (the "Company") do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on August 4, 1995 and that the same has not been changed and remains in full force and effect.

                  RESOLVED FURTHER, that Peter C. McC. Howell, S. Donald McCullough, Richard C. Adamany, and Thomas F. McKee, be, and each of them hereby is, appointed as the attorney of Health o meter Products, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Shares, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any automated quotation system of a registered securities association, including the NASDAQ Stock Market, pertaining to the quotation thereon of the Shares covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the Chairman and Chief Executive Officer of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment




                                                  /S/KATHRYN K. VANDERWIST
                                                  ------------------------
                                                  Kathryn K. Vanderwist,
                                                  Assistant Secretary

Dated:  May 17, 1996

                          HEALTH O METER PRODUCTS, INC.
                                  EXHIBIT INDEX
                                  -------------


                                                                                 Sequential
Exhibit Number           Description of Document                                    Page
- --------------           -----------------------                                    ----

     4.1            1992 Stock Incentive Plan (A).

     4.2            1995 Stock Option and Incentive Plan (A).

     5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered
                    (see page II-7 of this Registration Statement).

    23.1 Consent of KPMG Peat Marwick LLP (see page II-8 of this Registration Statement).

    23.2 Consent of Arthur Andersen LLP (see page II-9 of this Registration Statement).

    23.3            Consent of Calfee, Halter & Griswold (see page
                    II-10 of this Registration Statement).

    24.1            Power of Attorney and related Certified Resolution
                    (see pages II-11 and II-12 of this Registration
                    Statement).

- --------------

(A) Incorporated herein by reference to the appropriate exhibit to the Company's Proxy Statement dated March 31, 1995 used in connection with its Annual Meeting of Stockholders held on April 27, 1995.




                                       E-1